Exhibit 10.14

Strategic Cooperation Agreement

Between

Ping An Insurance (Group) Company of China, Ltd.

and

OneConnect Financial Technology Co., Ltd.

July 11th, 2019

Strategic Cooperation Agreement

This Strategic Cooperation Agreement (the “Agreement”) is entered into on July 11th, 2019 by and between:

(1)                                 Ping An Insurance (Group) Company of China, Ltd. (“Party A”), a corporation duly incorporated and validly existing under the laws of the People’s Republic of China (“China”, solely for the purpose of the Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan); and

(2)                                 OneConnect Financial Technology Co., Ltd. (“Party B”), a company duly incorporated and validly existing under the laws of the Cayman Islands;

As used herein, Party A and Party B are individually referred to as a “party” and collectively referred to as the “parties”.

WHEREAS,

the parties intend to carry out cooperation in various fields and wish to make arrangements for relevant matters. NOW, THEREFORE, in accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, and through amicable negotiation, the parties agree as follows:

1             Definitions and Interpretations

Unless otherwise agreed in the Agreement:

1.1                              A party to the Agreement shall include its successors or permitted assignees;

1.2                              For the purpose of the Agreement, “Party A” shall, depending on the context, be reasonably construed as (1) Party A, and/or (2) majority-owned subsidiaries of Party A; “Party B” shall, depending on the context, be reasonably construed as (1) Party B, and/or (2) majority-owned subsidiaries of Party B and/or companies which are controlled by it through contractual arrangements;

1.3                              Nothing contained in the Agreement shall be construed to preclude any extension, amendment, change or supplement to the Agreement;

1.4                              Headings in the Agreement are for ease of reference only and shall not affect the contents or interpretation of the Agreement.

2             Cooperation Period

2.1                              The period of cooperation between the parties shall be ten (10) years from the effective date of the Agreement (the “Cooperation Period”), provided that Party A directly or indirectly holds over 30% equity interest or beneficial ownership on a fully diluted basis in Party B, and Party B maintains its status as a listed company. The Cooperation Period shall automatically renew for a period of five (5) years, unless either party gives notice of non-renewal twenty (20) working days prior to the expiry of the Cooperation Period.

2.2                              Until the date on which the fully-diluted equity interest or beneficial ownership directly or indirectly held by Party A in Party B becomes less than 30%, or the date on which shares of Party B cease to be listed on a stock exchange, Party A is entitled to unilaterally terminate the Agreement, provided that it shall give a twenty (20) working days prior written notice to Party B, and by then, the parties may re-negotiate on the content of cooperation.

3             Strategic Partner

Under the guidance of “finance + technology” and “finance + ecology” strategic planning, Party A, as the holding company of a technology-based financial life service group, focuses on financial asset and healthcare industries, and fully applies innovative technologies to traditional finance and five main ecosystems, namely “financial service, healthcare, automobile service, real estate service and smart city”. Party B establishes a technology-based service platform in the financial service field through its companies, providing end-to-end technology solutions and services for various financial institutions. The parties agree to carry out all-round strategic cooperation during the Cooperation Period. If Party A intends to provide technology service solutions to external financial institutions, it shall, subject to applicable laws and regulations, give priority to Party B as a partner under the same conditions, and the details of cooperation shall be specified in separate agreements signed by the parties.

4             Commercial Cooperation between the Parties

4.1                              Contents of Cooperation

During the Cooperation Period, the parties shall consider carrying out commercial cooperation within the following scope:

(1)             Products and Services. Subject to applicable laws and regulations, under the same conditions (namely the same price and type of products and services provided), Party A shall give priority to cooperation with Party B, and Party B shall provide Party A with the following products and services, including but not limited to: (a) banking solutions; and (b) non-banking solutions. Subject to applicable laws and regulations, under the same conditions (namely the same price and type of products and services provided), Party B shall give priority to cooperation with Party A, and Party A shall provide Party B with the following products and services, including but not limited to: (a) technology products and services; (b) outsourcing services for financial service solutions; (c) operational management services; and (d) other services.

(2)             Financial Services. Party A and Party B shall provide financial services to each other, including but not limited to: (a) deposit services; (b) wealth management services; and (c) loan services.

4.2                              Specific Arrangements

(1)             The parties shall cooperate within the scope specified in Article 4.1 hereof, and the specific contents, prices and methods of cooperation shall be agreed in specific agreements.

(2)             If relevant specific agreements are subject to relevant review and/or approval, reporting, disclosure and other procedures in accordance with applicable laws, regulatory policies and corporate governance documents, the parties shall make reasonable commercial efforts to cause its majority-owned subsidiaries and companies which are controlled by it through contractual arrangements to go through relevant review and/or approval, reporting, disclosure and other procedures in accordance with applicable laws, regulatory policies and corporate governance documents then in force; specific transactions contemplated under the Agreement shall not be carried out until signature of specific agreements and completion of internal review, ex ante disclosure, approval, reporting and other procedures required for the completion of such agreements.

5             Intellectual Property Rights Licensing and Technical Cooperation

(1)             Trademark Licensing. During the Cooperation Period, Party A shall grant Party B a non-exclusive license to use certain trademarks owned by Party A that have been registered worldwide or for which registration applications have been submitted (“Licensed Trademarks”) on a royalty-free basis; without the consent of Party A, Party B shall not transfer such license. Party B may use the Licensed Trademarks in business activities within the statutory business scope, or legally use the Licensed Trademarks in any promotion, publicity and advertising activities carried out in the name of Party B. The scopes and licensing methods of specific Licensed Trademarks shall be subject to the Trademark Licensing Contract signed by the parties.

(2)             Technology Licensing. During the Cooperation Period, subject to applicable laws and regulations, Party A shall, according to specific business conditions, grant Party B a worldwide, sub-licensable, non-assignable license to use, copy, modify and sell the technologies owned by Party A in finance context (technologies under the Agreement include but are not limited to patents, know-how, software and technologies used in products purchased by Party B from Party A, collectively referred to as “Licensed Technologies”). The specific licensing arrangements shall be agreed in separate agreement signed by the parties.

6             Entry into Force and Termination

6.1                              The Agreement shall come into effect on the date on which the parties duly sign or affix a seal to the Agreement or on the date on which Party B’s shares are listed on a stock exchange, whichever is later.

6.2                              The Agreement is terminated if any of the following is satisfied:

(1)             the Cooperation Period expires but is not automatically extended;

(2)             the parties agree to terminate the Agreement;

(3)             the non-breaching party has the right to terminate the Agreement, if either party materially breaches the Agreement, rendering the performance of the Agreement impossible;

(4)             the fully-diluted equity interest or beneficial ownership directly or indirectly held by Party A in Party B becomes less than 30% or shares of Party B ceases to be listed on a stock exchange, and Party A unilaterally terminates the Agreement; or

(5)             The Agreement is terminated in accordance with the provisions of laws and regulations or the judgment, ruling or decision of a competent court or arbitration institution to terminate the Agreement.

6.3                              No termination of the Agreement will affect rights, obligations or responsibilities of either party accrued under the Agreement.

7             Applicable Laws and Disputes Resolution

7.1                              The Agreement shall be governed and interpreted in accordance with the laws of China.

7.2                              Any dispute arising out of or in relation to the Agreement shall be resolved by the parties through amicable negotiations. Where the dispute cannot be resolved by negotiation, either party may submit the dispute for arbitration in Shenzhen to Shenzhen Court of International Arbitration in accordance with its arbitration rules then in force. The arbitration award shall be final and binding upon the parties.

8             Notice

Any notice required to be served under the Agreement shall be made in writing and sent to the addresses specified hereunder or such address as notified in writing by either party from time to time. Any such notice shall be delivered by personal delivery or registered mail, and shall be deemed to have been received upon delivery, if sent by personal delivery, or on the date of the return receipt, if sent by registered mail. Mailing addresses of the parties are as follows:

Ping An Insurance (Group) Company of China, Ltd.

Address: Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen

Postal code: 518046

Attention: Legal and Compliance Department of the Group

Tel: ***

Email: ***

OneConnect Financial Technology Co., Ltd.

Address: Block A, Poly West Bund Center, 1119 South Wanping Road, Xuhui District, Shanghai

Postal code: 200232

Attention: Corporate Finance Team of the Strategy Center/ Legal and Compliance Department

Tel:   ***

Email:      ***

9             Supplementary Provisions

9.1                              Any provision of the Agreement which is illegal, invalid or unenforceable will not affect the legality, validity or enforceability of any other provision of the Agreement, unless it cannot be severed from other provisions.

9.2                              Except with the prior written consent of either party to the Agreement, the other party to the Agreement shall not transfer its rights and obligations hereof.

9.3                              Unless otherwise agreed by the parties, relevant specific cooperation agreements signed by the parties prior to the entry into force of the Agreement shall remain valid, and any matters not covered by such specific cooperation agreements shall be subject to the Agreement.

9.4                              The parties shall do, sign or cause to be done or signed, all further acts and documents necessary to give effect to provisions of the Agreement.

9.5                              Unless otherwise specified, no failure or delay by either party in exercising its rights, powers or privileges under the Agreement shall constitute a waiver of such rights, powers or privileges. No single or partial exercise of such rights, powers or privileges shall preclude the exercise of other rights, powers or privileges.

9.6                              No amendment to the Agreement shall be valid unless in writing signed or sealed by the parties.

9.7                              The Agreement is executed in quadruplicate. Both parties shall each keep two originals, and each original has the same legal force.

(The remainder of this page intentionally left blank)

(Signature page of this Strategic Cooperation Agreement)

Ping An Insurance (Group) Company of China, Ltd. (seal)

/s/ Ping An Insurance (Group) Company of China, Ltd.

(Signature page of this Strategic Cooperation Agreement)

OneConnect Financial Technology Co., Ltd.

Signature of authorized representative:	/s/ Wangchun Ye